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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement.


                                                             ARTHUR ANDERSEN LLP


San Jose, California

January 23, 1998